Exhibit 2.1

Execution Version

DATED AUGUST 22, 2016

FLEETMATICS GROUP PLC,

VERIZON BUSINESS INTERNATIONAL HOLDINGS B.V.

AND

VERIZON COMMUNICATIONS INC.,

AMENDMENT NO. 1

TO

TRANSACTION AGREEMENT

AMENDMENT NO. 1 TO TRANSACTION AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), to the Transaction Agreement (the “Transaction Agreement”), dated as of July 30, 2016, by and among Fleetmatics Group PLC, a public limited company incorporated in Ireland (“Fleetmatics”), Verizon Communications Inc., a Delaware corporation (“Verizon”), and Verizon Business International Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“Bidco”), is entered into as of August 22, 2016.

WHEREAS, in accordance with Clause 10.5 of the Transaction Agreement, the Parties desire to amend the Transaction Agreement as provided in this Amendment;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Amendments to the Transaction Agreement.

1.1.	Clause 1.1 of the Transaction Agreement is hereby amended by inserting the following immediately after the definition of Exchange Act:

““Excluded Shares”, the 815 Fleetmatics Ordinary Shares held by Exchange Indemnity Company, an indirect wholly-owned subsidiary of Verizon;”

1.2.	Clause 1.1 of the Transaction Agreement is hereby amended by inserting the following immediately after the definition of Scheme Recommendation:

““Scheme Shares”, each Fleetmatics Ordinary Share in issue immediately prior to Completion, other than the Excluded Shares;”

1.3.	Clause 8.1(c)(i) of the Transaction Agreement is hereby deleted in its entirety and replaced with the following:

“(i) In respect of each Scheme Share, Bidco shall cause to be paid the Cash Consideration to the applicable Fleetmatics Shareholder (and/or their nominees) in accordance with the terms and conditions of the Scheme and as contemplated in Clause 8.1(d) below.”

1.4.	The reference to the “first (1st) Business Day after the Completion Date” in Clause 8.1(d)(ii) of the Transaction Agreement is hereby deleted and replaced with a reference to the “third (3rd) Business Day after the Completion Date.”

1.5.	Schedule 7.8A and Schedule 7.8B of the Transaction Agreement are hereby amended as attached hereto.

2.	Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Agreement.

2

3.	Effect of Amendment. This Amendment is limited by its terms and does not and shall not serve to amend or waive any provision of the Transaction Agreement except as expressly provided for in this Amendment. The Transaction Agreement, including the schedules thereto, as amended by this Amendment, shall continue in full force and effect and, except as expressly amended or supplemented hereby, the Transaction Agreement is in all respects ratified and confirmed. This Amendment shall form a part of the Transaction Agreement for all purposes. From and after the execution of this Amendment by Parties, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

4.	Counterparts. This Amendment may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and each Party may enter into this Agreement by executing a counterpart and delivering it to the other Party (by hand delivery, facsimile process, e-mail or otherwise).

5.	Article 10 of the Transaction Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment.

[Signature page to follow.]

3

IN WITNESS whereof the Parties have entered into this Agreement on the date specified above.

GIVEN under the official seal of Fleetmatics Group PLC

/s/ Sharon Levine
Name:	Sharon Levine
Title:	General Counsel and Assistant Secretary

[Signature Page to Amendment No. 1 to Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of

Verizon Communications Inc. by its authorised signatory.

/s/ John N. Doherty
Name:	John N. Doherty
Title:	Senior Vice President of Corporate Development

[Signature Page to Amendment No. 1 to Transaction Agreement]

IN WITNESS whereof the Parties have entered into this Amendment on the date specified above.

SIGNED for and on behalf of

Verizon Business International Holdings B.V., by its authorised signatory:

/s/ William Van Saders
Name:	William Van Saders
Title:	Managing Director A

[Signature Page to Amendment No. 1 to Transaction Agreement]